Exhibit 10.8
MARKETING SERVICES AGREEMENT

This Agreement entered into this 25th day of July, 2001, by and between BNL EQUITY CORPORATION, an Arkansas corporation (“BNLE”), and EPSI BENEFITS, INC. (“EBI”) and its
wholly owned subsidiary, EMPLOYERS PLAN SERVICES, INC. (“EPSI”), both of which are Texas corporations, upon the following terms and conditions and for the considerations herein set forth.

1. Effective Date and Term. This Agreement shall become effective July 25th, 2001 (the "Effective Date") and shall continue in full force and effect until terminated as provided in Section 9.

2. Purpose of Agreement. BNLE is knowledgeable in areas of insurance marketing and has developed procedures designed to facilitate the marketing of insurance products and products eligible for services provided by EPSI.

3. Relationship of Parties. This Agreement describes the relationships between the parties concerning the EBI and EPSI insurance and third party administrators programs (the “Programs”).

4. BNLE Duties.

(a) BNLE will assist EBI and EPSI in the continued production, enhancement and development of the Programs to be directed towards new and existing customers. EPSI will assist in creating information for BNLE as determined by mutual agreement of BNLE and EPSI.

(b) The prior written consent of EBI and EPSI is required before BNLE may prepare or publish any advertising or solicitation material of any kind regarding the Programs.

5. EPSI’s Duties. EBI and EPSI will: (a) maintain all records and facilities to administer and maintain the Programs, (b) use reasonable efforts to renew the users’ contracts, (c) collect charges with respect to the Programs, (d) provide production reports for the Programs, (e) pay fees to BNLE, as provided in Section 6 below and (f) promote the Programs in a reasonable manner with all reasonable efforts.

6. Compensation of BNLE. Beginning on the Effective Date, EPSI will pay to BNLE a monthly fee of five per cent (5%) of all revenues from the provision by EPSI of third party administrative service fees received by EPSI during such month. The fee will be paid monthly within fifteen (15) days after the close of the month for which the fee is being paid. BNLE shall not undertake to charge nor shall it receive any charges or payments from purchasers of EPSI services. EPSI will furnish reasonable documentation with each payment. BNLE shall have the right on reasonable notice to EPSI to review and make copies of all books and records of EPSI as they relate to the Programs and the fees.

7. Miscellaneous Provisions.

7.01 Subject to law and regulation, BNLE, EBI and EPSI shall give prompt written notice to the other of, and cooperate fully with each other, with respect to any consumer complaint or any governmental, administrative or judicial inquiry or proceeding with respect to the transaction of any Programs business.

7.02 The prior written consent of EPSI is required before BNLE or any employee or affiliate of BNLE shall prepare or publish any advertising or solicitation material of any kind whatsoever for distribution to any purchaser or prospect which contains any reference to the Programs, or EPSI, or an affiliate of EPSI.

7.03 BNLE shall cooperate fully with EPSI in the provision of the services and facilities hereunder.

7.04 This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior negotiations, discussions, or written or oral understanding or agreements between the parties with respect to the subject matter. The terms and conditions of this Agreement shall inure to the benefit of the respective successors and permitted assigns of the parties hereto. Neither this Agreement nor any of the rights, obligations, or liabilities of either party hereto may be assigned without the prior written consent of the other party, which consent shall not be unreasonably withheld. BNLE shall have the right to make an assignment to an affiliate of its right to receive revenues under this Agreement. A copy of any assignment shall be furnished to both parties. This Agreement may be amended from time to time by written instrument signed by the president or other executive officer of both parties.

7.05 This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

7.06 If any act at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, court costs, and necessary disbursements in addition to any other relief to which such party may be entitled. Venue for any action brought to enforce or interpret the terms of this Agreement shall be in
Travis County, Texas.

7.07 Any notices to be given hereunder by one party to the other may be made either by personal delivery in writing (including facsimile transmission with confirmed receipt) or by mail, registered or certified, postage pre-paid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in this section of this Agreement, but each party may change its address by written notice in accordance with this paragraph. Notices delivered personally or by facsimile transmission shall be deemed communicated upon actual receipt. A copy of a facsimile transmission with a confirmed receipt shall be sent to the addressee on the date of transmission by overnight courier.

Notices:

If to BNLE:

Barry N. Shamas

BNL Equity Corporation

2100 West William Canyon, Suite L

Austin, Texas 78745

If to EPSI:

Lyndon Smith

EPSI Benefits, Inc.

2180 North Loop West, Suite 400

Houston, Texas 77018

7.08 If any portion of this Agreement should be declared void or invalid, the remaining portion of this Agreement shall be of full force and effect as if the void or invalid portion were severable and not a part of this Agreement.

7.09 Nothing herein is intended, nor shall be construed to permit, nor does it permit BNLE, directly or indirectly, to act as an insurance agent, insurer, or third party administrator.
Nothing herein shall be construed to permit nor does it permit, directly or indirectly, EPSI to engage in any act in violation of the Insurance Code of Texas or the rules and regulations adopted under such Code by the Commissioner of Insurance or the Texas Department of Insurance.

7.10 This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed a duplicate original.

7.11 Nothing in this Agreement is intended, nor shall it be construed, to create the relationship of employer and employee, partner or joint venturer between BNLE and EPSI.
BNLE and EPSI and their producers, agents, sales staff and employees shall at all times be independent contractors.

7.12 It is not intended that this Agreement, or performance hereunder, shall obligate any other entity to EPSI to any extent whatsoever. In no event shall EPSI have any rights as a third party beneficiary, or assignee, in respect of any agreement between BNLE and any other entity.

8. Hold Harmless.

(a) BNLE will defend and hold harmless EPSI and EBI from any liability caused by the negligence, misconduct or omission of BNLE, or of any agent of BNLE, provided that
EPSI and EBI did not materially cause or contribute to such negligence, misconduct, or omission, and provided that EPSI and EBI shall have given BNLE prompt written notice of any claim which is known or given to EPSI or EBI.

(b) EPSI will defend and hold harmless BNLE from any liability caused by negligence, misconduct or omission of EPSI, provided that BNLE or its employees or agents did not materially cause or contribute to such negligence, misconduct or omissions, and provided that BNLE shall have given EPSI prompt written notice of any claim which is known or given to BNLE.

9. Term. This Agreement is made for a term of one (1) year and, after expiration of the one (1) year term, may be terminated by either party without cause upon one hundred twenty (120)
days, or more, written notice.

10. Arbitration

(a) All unresolved differences of opinion or disputes of any nature between BNLE and EPSI relating to this Agreement, including its formation and validity, and whether arising during or after the period of this Agreement, shall be submitted to arbitration.

(b) The Board of Arbitration shall consist of three arbitrators. One arbitrator shall be chosen by BNLE and one arbitrator chosen by EPSI. The third arbitrator shall be chosen, as promptly as possible, by the two arbitrators. The party demanding arbitration shall communicate its demand therefor by written notice, identifying the nature of the dispute and the name of its arbitrator to the other. The responding party shall be bound to name its arbitrator within thirty (30) days after receipt of the demand for arbitration. Failure or refusal of the other party to name an arbitrator timely shall empower the party demanding arbitration to name the second arbitrator. If the two named arbitrators are unable to agree upon a third arbitrator within thirty (30) days after the second arbitrator is named, each arbitrator shall provide to the other and to BNLE and EPSI the names of three candidates for the position of third arbitrator meeting the requirements of this section. Within ten (10) days after receiving the names of the candidates, if a third arbitrator has not been selected, either party may apply to a district court of Travis County, Texas for appointment of the third arbitrator.

(c) Arbitrators selected for the Board of Arbitration shall be impartial. The Board of Arbitration shall have the power to fix all procedural rules for the conduct of the arbitration including discretionary power to make orders as to any matter which it may consider proper in the circumstances of the case, including but not limited to pleadings, scope and order of discovery, inspection of documents, examination of witnesses, the admissibility of evidence, whether oral or written, and any other matter whatsoever relating to the conduct of the arbitration.

(d) The decision of a majority of the arbitrators shall be in writing and signed, shall be made within ninety (90) days after appointment of the third arbitrator and shall be final and binding upon the parties. If either of the parties fails to comply with the provisions hereof or a decision of the majority of the arbitrators, the other party may apply for its enforcement to a court of competent jurisdiction in Travis County, Texas.

(e) Unless the Board of Arbitration shall otherwise determine, each party shall bear the cost of its own arbitrator, attorneys and witnesses, and each shall jointly and equally bear with the other party the expenses of the third arbitrator. The remaining costs of the arbitration proceeding shall be allocated by the majority decision of arbitrators.

(f) Unless the Board of Arbitration shall otherwise determine, the arbitration shall be held in Travis County, Texas at a time and place agreed upon by a majority of the arbitrators.
The substantive internal laws of the State of Texas shall govern the arbitration.

11. If either party to this Agreement is unable to perform all or any portion of this Agreement because of any order or decree issued by a court or governmental agency of competent jurisdiction or because any governmental agency or department withdraws, for any reason, any approval or non-objection to the activities contemplated by this Agreement, or for any other reason beyond the control of such party, the party unable to perform any such obligation shall not be liable to the other for any damages, costs, fees or expense resulting therefrom. In the event any such order, decree or withdrawal of approval or non-objection, or any other action, prevents or otherwise disables a party from performing any of its material obligations under this Agreement for m ore than thirty (30) consecutive days, the other party shall have the option to terminate this Agreement by written notice without incurring any liability for termination to the other party.

12. Severability. If any part, term or provision of this Agreement shall be held illegal or unenforceable, the validity of the remaining provisions shall not be affected. The rights and obligations of the parties shall be enforceable without that provision.

13. Waiver. The waiver by either party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision by such party.

BNL EQUITY CORPORATION

By /s/ Barry Shamas
________________

EPSI BENEFITS, INC.

EMPLOYERS PLAN SERVICES, INC.

By /s/ Lyndon Smith
________________